UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2006

Robbins & Myers, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	0-288	31-0424220

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Kettering Tower, Dayton, OH	45423

(Address of principal executive offices)	(Zip code)

937-222-2610

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Upon recommendation of the Compensation Committee of the Board of Directors of Robbins & Myers, Inc. (the “Company”), the Board (i) approved an employment agreement with Peter C. Wallace, President and Chief Executive Officer of the Company; (ii) approved Change of Control Agreements with each of Kevin J. Brown, Vice President and Chief Financial Officer; John R. Beatty, Vice President, Administration; Gary S. Brewer, President, Process Solutions; and Saeid Rahimian, President, Fluid Management; and (iii) adopted an Executive Supplemental Retirement Plan (the “Plan”), in which each of Messrs. Wallace, Brown, Beatty, Brewer, and Rahimian are participants. Copies of the Employment Agreement with Mr. Wallace, dated June 28, 2006, the Form of Change of Control Agreement with each of Messrs. Brown, Beatty, Brewer and Rahimian, and the Plan are, respectively, Exhibits 10.1, 10.2 and 10.3 to this Report on Form 8-K.
     Employment Agreement with Mr. Wallace. Under the agreement, Mr. Wallace is employed by the Company as President and Chief Executive Officer for a two-year term, expiring on July 1, 2008, except that the agreement extends for an additional year on July 1, 2007 and each annual anniversary of such date unless either the Company or Mr. Wallace gives notice of termination 60 days before an anniversary date. During the term of the Agreement, he is employed at his current annual salary of $525,000 (“Base Salary”) and participates in the Company’s Annual Bonus Plan with a bonus opportunity equal to 60% (“Target Bonus Percentage”) of his Base Salary if certain performance objectives established annually by the Company’s Compensation Committee are achieved. The Compensation Committee will review Mr. Wallace’s Base Salary and Target Bonus Percentage annually for possible increase or, in limited circumstances, decrease. Mr. Wallace will also be entitled to share and stock option awards under the Company’s 2004 Stock Incentive Plan As Amended consistent with his performance as evaluated by the Board and will also participate in benefit plans applicable to senior executives. The agreement provides that if Mr. Wallace is terminated before a change of control (as defined in the agreement) without cause or Mr. Wallace terminates his employment for good reason, then he is entitled continued payments under his employment agreement for the longer of the remaining term of the agreement or 12 months. The agreement provides that if Mr. Wallace is terminated within 24 months after a change of control without cause or Mr. Wallace terminates his employment for good reason, he is entitled to his Base Salary through termination, a prorated annual bonus for the current fiscal year at the target level, a lump sum payment equal to three times his Base Salary and average annual bonus for the last three years, 24 months of health insurance benefits, and all outstanding equity awards vest and the option exercise period for stock options is extended for one year after termination of employment. The agreement also contains a provision that would allow Mr. Wallace to terminate his employment during the thirteenth month after a change of control for any reason and he would receive the payments and benefits listed in the preceding sentence except that the lump sum payment would be reduced to two times his Base Salary and average annual bonus. Termination payments under the agreement after a change of control would be “grossed up” to take into account the impact of excise taxes imposed under Sections 280G and 4999 of the Internal Revenue Code. Under the

agreement, Mr. Wallace has agreed to a number of restrictive covenants including a one-year non-compete and non-solicitation of employees or customers and a perpetual confidentiality agreement.
     Change of Control Agreements with Messrs. Brown, Beatty, Brewer, and Rahimian. These agreements become operative only if there is a change of control of the Company. If executive is terminated without cause or quits for good reason within 24 months following a change of control, executive is entitled to his Base Salary through termination, a prorated annual bonus for the current fiscal year at the target level, a lump sum payment equal to 1.5 times his Base Salary and average annual bonus for the last three years, 18 months of health insurance benefits, and all outstanding equity awards vest and the option exercise period for stock options is extended for one year after termination of employment. There is no “gross up” for tax purposes applied to these payments. Under these agreements, executive has agreed to a number of restrictive covenants including a one-year non-compete and non-solicitation of employees or customers and a perpetual confidentiality agreement.
     Executive Supplemental Retirement Plan. The Plan is an unfunded defined contribution plan that is not qualified under any provisions of the Internal Revenue Code. Participants in the Plan include Messrs. Wallace, Brown, Beatty, Brewer, Rahimian and any other key management employee of the Company that the Compensation Committee designates for participation. Commencing on August 31, 2006 and on each succeeding August 31 that a person is a participant in the Plan, the Company will credit an amount equal to 10% of the Participant’s salary and annual bonus to the participant’s deferred compensation account. The amount credited under the Plan, however, will be reduced by amounts the Company credits to the participant’s account for the same fiscal year under the Company’s qualified 401(k) savings plan. Commencing on August 31, 2007, the Company will credit interest at a rate of seven percent per annum on the amounts credited to the participant’s deferred compensation account. The amounts credited to a participant’s deferred compensation account vests after five years of service and credit is given for past service with the Company. Amounts credited to a participant’s account are paid out after the later of the participant’s retirement from the Company or reaching age 60. The Board may amend or discontinue the Plan at any time, but no amendment may prejudice the rights of participants in the Plan.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On June 28, 2006, the Board of Directors of the Company appointed Stephen F. Kirk to the Company’s Board of Directors, increasing the size of the Board from seven to eight members. Mr. Kirk will also join the Audit Committee and Compensation Committees of the Board.
Mr. Kirk, 56, is Senior Vice President of the Lubrizol Corporation and President of Lubrizol Additives. Lubrizol is a major specialty chemical company that produces and supplies technologies that improve the quality and performance of customers’ products and has facilities in 27 countries. Mr. Kirk joined Lubrizol in 1972 and has served in a variety of roles in process engineering, sales, and sales management in several company facilities, including European Headquarters in London, England. Mr. Kirk earned a bachelors and masters in chemical engineering from Cornell University and a MBA from Cleveland State University. He is currently on the Board of Directors of the National Petrochemical & Refiners Association and is past Chairman of the American Chemistry Council Petroleum Additives Panel.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits – See Index to Exhibits
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robbins & Myers, Inc.

Date: June 28, 2006	By:	/s/ Joseph M. Rigot Secretary

INDEX TO EXHIBITS
(10) MATERIAL CONTRACTS

Exhibit No.	Description

10.1	Employment Agreement between Robbins & Myers, Inc. and Peter C. Wallace, dated June 28, 2006.*

10.2	Form of Executive Officer Change of Control Agreement approved June 28, 2006 entered into with each of John R. Beatty, Gary S. Brewer, Kevin J. Brown, and Saeid Rahimian.*

10.3	Executive Supplemental Retirement Plan*
*	Indicates management compensatory plan or arrangement

5